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                                                 OSBURN, HENNING AND COMPANY


                                                                  Exhibit 16


                            October 28, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     We have read Item 4 of CNB, Inc.'s Form 8-K dated October 28, 1997, and are in agreement with the statements contained therein.

                                               Sincerely,


                                               /s/ Osburn, Henning and Company
                                               -------------------------------
                                                  Osburn, Henning and Company